AMENDMENT NO. 3 TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
ARC DOCUMENT SOLUTIONS, INC. (“ARC”) and JORGE AVALOS (“Executive”) agree to enter into this AMENDMENT NO. 3 TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment No. 3”) dated as of February 13, 2020 (“Effective Date”).
RECITALS
WHEREAS, ARC and Executive entered into an Employment Agreement, dated May 1, 2014, as amended and restated on February 1, 2015 and June 9, 2015, as subsequently amended (“Executive Agreement”), under which Executive was employed as Chief Financial Officer. All capitalized terms in this Amendment No. 3 not otherwise defined herein shall have the meanings ascribed to them in the Executive Agreement.
WHEREAS, the parties now wish to amend certain terms of the Executive Agreement as of the Effective Date.
Now, therefore, in consideration of the promises, covenants and agreements set forth in this Amendment No. 3, the parties agree as follows:

1.	COMPENSATION.
Section 1 set forth in Appendix B to the Amended and Restated Executive Employment Agreement, dated as of June 9, 2015, is hereby amended and restated in its entirety to read as follows:

1.
Base Salary. During the Employment Term, ARC shall pay Executive a base salary at the annual rate of $420,000 per year or such higher rate as may be determined from time to time by ARC in accordance with ARC’s compensation policies and practices (“Base Salary”). Such Base Salary shall be paid in accordance with ARC’s standard payroll practice for senior executives.

Except as specifically set forth in this Amendment No. 3, the Executive Agreement remains in full force and effect without modification.
IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first hereinabove set forth.

ARC DOCUMENT SOLUTIONS, INC. By:______________________________ Kumarakulasingam Suriyakumar Title: President and Chief Executive Officer	EXECUTIVE By:______________________________ Jorge Avalos

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